Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of Darkstar Ventures Inc, (the “ Company ” ), does hereby certify, to each such officer ’ s knowledge, that:

(1)    The quarterly report on form 10-Q of the Company for the three months ended ended October 31 2016 (“ the Report ” ) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated December 19 2016	By:	/s/ Avraham Bengio
Avraham Bengio Chief Executive Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.